As filed with the Securities and Exchange Commission on June 25, 2013

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AVEO PHARMACEUTICALS, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	04-3581650
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification No.)

75 Sidney Street Cambridge, Massachusetts	02139
(Address of Principal Executive Offices)	(Zip Code)

Amended and Restated 2010 Stock Incentive Plan

2010 Employee Stock Purchase Plan

(Full Title of the Plan)

Tuan Ha-Ngoc

Chief Executive Officer

AVEO Pharmaceuticals, Inc.

75 Sidney Street

Cambridge, Massachusetts 02139

(Name and address of agent for service)

(617) 299-5000

(Telephone number, including area code, of agent for service)

with copies to:

Joseph D. Vittiglio, Esq.	Steven D. Singer, Esq.
Vice President, Corporate Counsel	Cynthia T. Mazareas, Esq.
AVEO Pharmaceuticals, Inc.	Wilmer Cutler Pickering Hale and Dorr LLP
75 Sidney Street	60 State Street
Cambridge, Massachusetts 02139	Boston, Massachusetts 02109
(617) 299-5000	(617) 526-6000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Share	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.001 par value per share	3,514,000 shares(2)	$2.49(3)	$8,749,860(3)	$1,194

(1)	In accordance with Rule 416 under the Securities Act of 1933, as amended, this registration statement shall be deemed to cover any additional securities that may from time to time be offered or issued to prevent dilution resulting from stock splits, stock dividends or similar transactions.
(2)	Consists of (i) 3,000,000 shares issuable under the Amended and Restated 2010 Stock Incentive Plan and (ii) 514,000 shares issuable under the 2010 Employee Stock Purchase Plan.
(3)	The fee was estimated in accordance with Rule 457(c) and (h) under the Securities Act based on the average of the high and low prices of the shares as reported on the Nasdaq Global Select Market on June 24, 2013.

STATEMENT OF INCORPORATION BY REFERENCE

This registration statement on Form S-8 is being filed to register an additional (i) 3,000,000 shares of Common Stock, $0.001 par value per share, of AVEO Pharmaceuticals, Inc. (the “Registrant”) issuable under the Registrant’s Amended and Restated 2010 Stock Incentive Plan and (ii) 514,000 shares of Common Stock, $0.001 par value per share, of the Registrant issuable under the Registrant’s 2010 Employee Stock Purchase Plan, as amended. Pursuant to General Instruction E to Form S-8, except for Item 5 “Interests of Named Experts and Counsel” and Item 8 “Exhibits,” this registration statement incorporates by reference the contents of the registration statement on Form S-8, File No. 333-165530, filed by the Registrant on March 17, 2010 relating to the Registrant’s 2010 Stock Incentive Plan, the 2010 Employee Stock Purchase Plan, and the Registrant’s 2002 Stock Incentive Plan (in each case, as defined in such registration statement).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 5.	Interests of Named Experts and Counsel.

Wilmer Cutler Pickering Hale and Dorr LLP (“WilmerHale”) has opined as to the legality of the securities being offered by this registration statement.

Item 8.	Exhibits.

The Index to Exhibits immediately preceding the exhibits is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cambridge, Commonwealth of Massachusetts, on this 25th day of June, 2013.

AVEO PHARMACEUTICALS, INC.

/S/ TUAN HA-NGOC
Tuan Ha-Ngoc
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/S/ TUAN HA-NGOC	Chief Executive Officer and Director	June 25, 2013
Tuan Ha-Ngoc	(Principal Executive Officer)

/S/ DAVID JOHNSTON	Chief Financial Officer (Principal	June 25, 2013
David Johnston	Financial and Accounting Officer)

*	Director	June 25, 2013
Kenneth M. Bate

Director
Robert S. Epstein

*	Director	June 25, 2013
Anthony B. Evnin

*	Director	June 25, 2013
Raju Kucherlapati

/S/ HENRI TERMEER	Director	June 25, 2013
Henri Termeer

*	Director	June 25, 2013
Kenneth E. Weg

*	Director	June 25, 2013
Robert C. Young

*By:	/S/ TUAN HA-NGOC
Tuan Ha-Ngoc
Attorney-in-fact

INDEX TO EXHIBITS

Exhibit Number	Description of Exhibit	Incorporated by Reference
		Form	File Number	Date of Filing	Exhibit Number	Filed Herewith

4.1	Restated Certificate of Incorporation of the Registrant	8-K	001-34655	03/18/2010	3.1

4.2	Second Amended and Restated Bylaws of the Registrant	S-1/A	333-163778	02/08/2010	3.5

5.1	Opinion of Wilmer Cutler Pickering Hale and Dorr LLP, counsel to the Registrant					X

23.1	Consent of Wilmer Cutler Pickering Hale and Dorr LLP (included in Exhibit 5.1)					X

23.2	Consent of Ernst & Young LLP					X

24.1	Powers of Attorney	S-8	333-165530	03/17/2010	24.1

99.1	Amended and Restated 2010 Stock Incentive Plan of the Registrant	8-K	001-34655	06/04/2013	99.1

99.2	2010 Employee Stock Purchase Agreement of the Registrant, as amended by Amendment No. 1 to the 2010 Employee Stock Purchase Plan of the Registrant	8-K	001-34655	06/04/2013	99.2